Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Vermont Pure Holdings, Ltd.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	03-0366218 (I.R.S. Employer Identification No.)

1050 Buckingham Street Watertown, CT (Address of Principal Executive Offices)	06795 (Zip Code)
VERMONT PURE HOLDINGS, LTD. 1999 EMPLOYEE STOCK PURCHASE PLAN
(Full Title of the Plan)

Peter K. Baker
Chief Executive Officer and President
Vermont Pure Holdings, Ltd.
1050 Buckingham Street
Watertown, CT 06795
(Name and Address of Agent For Service)
(860) 945-0661
(Telephone Number, Including Area Code, of Agent For Service)

WITH COPIES TO:
Dean F. Hanley, Esquire
Foley Hoag llp
155 Seaport Boulevard
Boston, MA 02210
(617) 832-1000

CALCULATION OF REGISTRATION FEE

Title of securities	Amount to be	Proposed maximum	Proposed maximum	Amount of
to be registered	registered	offering price per share	aggregate offering price	registration fee
Common Stock, $.001 par value	150,000 (1)	$1.64 (2)	$246,000	$7.55

     (1) Represents additional shares of common stock available for issuance pursuant to the Vermont Pure Holdings, Ltd. 1999 Employee Stock Purchase Plan, as amended.
     (2) Estimated pursuant to Rules 457(c) and (h) based on the average high and low price of the Common Stock as reported on the American Stock Exchange on November 19, 2007.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 6. Indemnification of Directors and Officers.
Item 8. Exhibits.
Item 9. Undertakings.
SIGNATURES
Ex-5.1 Legal opinion of Foley Hoag LLP
Ex-23.1 Consent of Wolf & Company, P.C.
Ex-23.2 Consent of Deloitte & Touche, LLP

Explanatory Note Pursuant to General Instruction E of Form S-8
     This Registration Statement covers an additional 150,000 shares of common stock issuable pursuant to Vermont Pure Holdings, Ltd. 1999 Employee Stock Purchase Plan (the “Plan”). These shares are in addition to the 500,000 shares of common stock issuable under the Plan that were registered pursuant to the Registration Statement on Form S-8, File No. 333-64044, filed with the Securities and Exchange Commission (the “Commission”) on June 28, 2001 (the “Original Registration Statement”).
     Pursuant to General Instruction E of Form S-8, Vermont Pure Holdings, Ltd. (the “Company”) hereby incorporates the Original Registration Statement by reference (a) to the extent that the Original Registration Statement relates to the Plan and (b) except to the extent that any part of the Original Registration Statement is modified or superseded by this Registration Statement and any document incorporated by reference herein.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 6.      Indemnification of Directors and Officers.
     In addition to the statements about indemnification that are set forth in the Original Registration Statement, the Company states that it has entered into indemnification agreements with its directors and executive officers, pursuant to which the Company agrees to indemnify each covered director and officer to the fullest extent of its authority to do so pursuant to Delaware law and the Company’s charter and by-laws, subject to certain limitations as contained in the agreements. The agreements provide for advancement of expenses and, for so long as the covered person remains a director or officer, renew automatically for two-year terms unless terminated with at least six months’ notice given prior to the expiration of the then current term.
Item 8.      Exhibits.

Incorporated by reference
Exhibit		Filed with this		Filing date	Exhibit
Number	Description	Form S-8	Form	with SEC	number
3.1	Certificate of Incorporation of Vermont Pure Holdings, Ltd.		S-4	September 6, 2000	Exhibit B to Appendix A
3.2	Certificate of Amendment to Certificate of Incorporation		8-K	October 19, 2000	4.2
3.3	By-Laws of Vermont Pure Holdings, Ltd.		S-4	September 6, 2000	Exhibit C to Appendix A
5.1	Legal opinion of Foley Hoag LLP.	X
10.1	1999 Employee Stock Purchase Plan.		S-8	June 28, 2001	10.2.3
10.2	Instrument of Amendment dated September 22, 2005 amending the 1999 Employee Stock Purchase Plan		8-K	September 28, 2001	10.1
23.1	Consent of Wolf & Company, P.C.	X
23.2	Consent of Deloitte & Touche, LLP.	X
23.3	Consent of Foley Hoag LLP (contained in Exhibit 5.1).	X
24.1	Power of Attorney (included on the signature page of this registration statement).	X

Item 9.      Undertakings.
     The undersigned registrant hereby undertakes to:
     (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that Paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
               (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
               (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
               (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
               (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Watertown, Connecticut, on this 21st day of November, 2007.

Vermont Pure Holdings, Ltd.
By:	/s/ Peter K. Baker
Peter K. Baker
Chief Executive Officer, President, and Director

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Peter K. Baker and Bruce S. MacDonald, and each or either of them, as the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing which she may deem necessary or advisable to be done in connection with this Registration Statement, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any substitute or substitutes for her, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the indicated capacities on the dates indicated.

Signature	Title	Date

/s/ Peter K. Baker Peter K. Baker	Chief Executive Officer, President, and Director (Principal Executive Officer)	November 21, 2007
/s/ Bruce S. MacDonald Bruce S. MacDonald	Chief Financial Officer, Treasurer, and Secretary (Principal Financial Officer and Principal Accounting Officer)	November 21, 2007
/s/ Ross S. Rapaport Ross S. Rapaport	Chairman of the Board	November 21, 2007
/s/ Henry E. Baker Henry E. Baker	Director and Chairman Emeritus	November 21, 2007
/s/ John B. Baker John B. Baker	Executive Vice President and Director	November 21, 2007
/s/ Phillip Davidowitz Phillip Davidowitz	Director	November 21, 2007
/s/ Martin A. Dytrych Martin A. Dytrych	Director	November 21, 2007
/s/ John M. LaPides John M. LaPides	Director	November 21, 2007